Exhibit 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED JUNE 11, 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON, THE INFORMATION AGENT.

HANMI FINANCIAL CORPORATION
NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Hanmi Financial Corporation (the “Company”) is offering (the “Rights Offering”) to its stockholders of record (the “Recordholders”) as of June 7, 2010 (the “Record Date”) non-transferable rights (the “Subscription Rights”) to purchase up to an aggregate of 50,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a subscription price of $1.20 per share (the “Subscription Price”). As described in the Prospectus, each Recordholder will receive one Subscription Right for each share of Common Stock owned on the Record Date. Subscription rights may only be exercised in whole numbers. Each whole Subscription Right will allow the holder thereof to subscribe to purchase one share of Common Stock (the “Basic Subscription Privilege”) at the Subscription Price. Each Recordholder who exercises the Basic Subscription Privilege in full will be eligible to subscribe to purchase additional shares of Common Stock, subject to the conditions and limitations described further in the Prospectus (the “Over-Subscription Privilege”). The Company offers no assurances that any subscription requests that any holder of Subscription Rights may submit pursuant to the Over-Subscription Privilege will be fulfilled in whole or in part.

The Rights Offering expires at 5:00 p.m., New York time, on July 6, 2010 (the “Expiration Date”) unless the Company decides, in its sole discretion, to extend the expiration date or cancel the Rights Offering earlier.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. Please also read carefully “Instructions for Use of Hanmi Financial Corporation Subscription Rights Certificates” which has been provided to you with this Subscription Rights Certificate.

1. EXERCISE OF SUBSCRIPTION RIGHTS
(Check the appropriate responses and provide all required information)

You have been granted the number of Subscription Rights indicated in the lower right hand corner of this Subscription Rights Certificate, which entitles you to subscribe for an equal number of shares of Hanmi Financial Corporation Common Stock. Each Recordholder will receive one Subscription Right for each share of Common Stock owned on the Record Date.

FULL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

☐	The undersigned hereby irrevocably exercises in full the Subscription Rights and subscribes for shares of Common Stock (which equals the number of Subscription Rights indicated in the lower right hand corner), subject to the terms and conditions set forth in the Prospectus.

EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE (requires full exercise of Basic Subscription Privilege):

☐	The undersigned hereby irrevocably applies for additional shares of Common Stock pursuant to the Over-Subscription Privilege, subject to the terms and conditions set forth in the Prospectus. Please note that we will not accept any over-subscription requests for less than 10,000 shares of our common stock, except from our non-executive officers and employees from whom we will accept over-subscription requests for 1,000 or more shares of our common stock.

☐	The undersigned hereby certifies that they are a non-executive officer or employee of the Company.

PARTIAL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

☐	The undersigned hereby irrevocably exercises only a portion of the Subscription Rights and subscribes for shares of Common Stock (which is less than the number of Subscription Rights, shown in the lower right hand corner, to which the undersigned is entitled).

TOTAL SHARES SUBSCRIBED FOR:

AMOUNT ENCLOSED:	$

(At $1.20 per share of Common Stock)

By executing this Subscription Rights Certificate below, the undersigned hereby acknowledges and agrees to the following terms and conditions:

1. At the time of submitting this Subscription Rights Certificate for Common Stock, the undersigned agrees to deliver the full purchase price for all shares to be purchased. Failure to include the full purchase price will result in Computershare Inc. (the “Subscription Agent”) applying such payment to exercise the Basic Subscription Privilege of the undersigned and, if applicable, any accepted Over-Subscription Privilege to the fullest extent possible based on the amount of payment received. The purchase price must be paid as directed in the Prospectus and “Instructions for Use of Hanmi Financial Corporation Subscription Rights Certificates.”

2. Book Entry Shares in lieu of Certificates representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the earlier of when we have received total subscriptions in the rights offering and the best efforts public offering (described further in the Prospectus) of at least $105,000,000 in the aggregate, or the closing of the transaction with Woori (described further in the Prospectus). The undersigned hereby acknowledges and agrees that the settlement cycle for the purchase and sale of our common stock will be considerately longer than the usual three business day period as a result of the foregoing conditions to consummating the rights offering.

3. The undersigned agrees to all terms and conditions of the Prospectus, which is incorporated herein by reference, and of this Subscription Rights Certificate.

THE SUBSCRIPTION RIGHTS CERTIFICATE, OR NOTICE OF GUARANTEED DELIVERY, AND FULL PAYMENT OF THE TOTAL SUBSCRIPTION AMOUNT FOR ALL SHARES OF COMMON STOCK SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION PRIVILEGE AND ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED PERSONAL CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE. ONCE A RECORDHOLDER HAS EXERCISED ANY SUBSCRIPTION RIGHTS, SUCH EXERCISE MAY NOT BE CANCELLED, REVOKED OR OTHERWISE AMENDED. SUBSCRIPTION RIGHTS THAT ARE NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE WILL EXPIRE.

2. REGISTRATION OF SHARES

Shares purchased by the undersigned will be registered in the name of the stockholder to whom the rights have been issued.

3. SIGNATURES

IN WITNESS WHEREOF, I (we) have irrevocably exercised my (our) Subscription Rights as indicated above, and I (we) have executed this certificate, and returned this Subscription Rights Certificate to the Subscription Agent, together with full payment for the shares subscribed for.

Signature	Date	Signature	Date

If the shares of the Recordholder are held in joint tenancy, the names and signatures of both joint tenants are required. If this Subscription Rights Certificate is being executed on behalf of a Recordholder by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, and the shares were not issued to such Recordholder in such manner, the person so executing must give his or her full title in such capacity, and proper evidence of authority to act in such capacity must be furnished to the Subscription Agent upon request.

•	Return this Certificate

By First Class Mail:	By Overnight Courier (Until 5:00 pm. New York time on the expiration date of the rights offering subscription period):
Computershare Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.

FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, INCLUDING INSTRUCTIONS ON THE USE OF SUBSCRIPTION RIGHTS CERTIFICATES, PLEASE CONSULT GEORGESON, THE INFORMATION AGENT. BANKS AND BROKERS SHOULD CALL (212) 440-9800 AND STOCKHOLDERS SHOULD CALL (800) 509-0983.

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